Exhibit 99.1
Contact: Darrel Slack Chief Financial Officer Centillium Communications, Inc. (510) 771-3917 darrel@centillium.com	Deborah Stapleton Stapleton Communications (650) 470-0200 deb@stapleton.com

CENTILLIUM COMMUNICATIONS ANNOUNCES
FIRST QUARTER 2004 FINANCIAL RESULTS

FREMONT, Calif., April 28, 2004 - Centillium Communications, Inc. (NASDAQ: CTLM), a leading provider of broadband access solutions, today announced financial results for the first quarter ended March 31, 2004.

Revenues for the first quarter ended March 31, 2004 were $15.8 million, compared to revenues of $25.7 million in the fourth quarter of 2003 and revenues of $27.8 million in the first quarter of 2003.

Under generally accepted accounting principles (GAAP), the net loss for the first quarter of 2004 was $12.7 million, or $0.33 per share, compared with a net loss of $10.3 million, or $0.27 per share, for the fourth quarter of 2003 and a net loss of $3.0 million, or $0.08 per share for the first quarter of 2003.

"In the first quarter, we announced our plan to enter the optical access market which will leverage Centillium's expertise in broadband access technologies. Our first line of products will provide optical access equipment manufacturers with solutions that target the emerging fiber-to-the-premises (FTTP) market using passive optical networking technology," said Faraj Aalaei, CEO and Co-founder of Centillium.

"We also introduced StreetFighterTM 100, the first product from our new line of DSL chipsets for Customer Premises Equipment (CPE). StreetFighter 100 provides all the key functional blocks required to implement an ADSL2/2-plus bridge, router or home gateway product. We are excited about this new product and believe that it will strengthen our position in the CPE segment of the worldwide DSL market.

"We added another important new design win in the first quarter. Marconi selected our MaximusTM ADSL2/2+/2++ chipset for deployment in its next generation DSLAM platform. A couple of weeks ago, we also announced an alliance with UTStarcom to promote Voice-over-Internet Protocol (VoIP) broadband access globally," said Aalaei.

The company also announced today that its Chief Financial Officer, Darrel Slack, is leaving the company within the next few months, and a search for his successor is underway. "Darrel has been invaluable to Centillium since its first days as a public company, and we have benefited greatly from his financial expertise," said Aalaei. "We wish him the very best in his new endeavors and will welcome his continued contributions during the transition to a new CFO."

A conference call discussing the first quarter of 2004 financial results will follow this release at 2:00 p.m. Pacific time/5:00 p.m. Eastern time. To listen to the call, please dial (773) 756-4602, pass code: Centillium. A replay will be made available approximately one hour after the conclusion of the call and will remain available for approximately two weeks. To access the replay, dial (402) 998-1132. The conference call will also be webcast over the Internet; visit the Investor Relations section of the Centillium Communications website at www.centillium.com to access the call from the website. This webcast will be recorded and available for replay on the Centillium website approximately two hours after the conclusion of the conference call for approximately two weeks.

About Centillium Communications

Centillium Communications, Inc. is a leading provider of broadband access solutions with innovative systems-level products for the consumer, enterprise and service provider markets. The Company's high-performance and cost-effective infrastructure and service enabler products gives its customers the winning edge in broadband access. Centillium Communications' products include digital and mixed-signal integrated circuits and related hardware and software applications for Digital Subscriber Line (DSL) and Optical Networking equipment deployed in central offices and customer premises, and Voice-over-Internet Protocol (VoIP) products for carrier- and enterprise-class gateways and consumer telephony. The Centillium Communications headquarters are located at 215 Fourier Avenue, Fremont, CA 94539. Additional information is available at www.centillium.com.

Forward Looking Statements

Except for statements of historical fact, this press release includes statements that are forward-looking statements within the meaning of U.S. Federal securities laws. Actual results may differ materially from those indicated by such forward-looking statements based on a variety of risks and uncertainties, including without limitation the risks and uncertainties relating to the rate and breadth of deployment of broadband access in general and Centillium's technology solutions in particular; Centillium's ability to continue and expand on its relationships with communications equipment manufacturers; the successful development and market acceptance of Centillium's new products and technology; and Centillium's reliance on third party suppliers.  Centillium undertakes no obligation to update forward-looking statements for any reason.  Information about potential factors that could affect Centillium's financial results is included in Centillium's Annual Report on Form 10-K and in other documents on file with the Securities and Exchange Commission.

###

Centillium Communications, StreetFighter and Maximus are trademarks of
Centillium Communications, Inc. in the United States and certain other countries.
All rights reserved.

Centillium Communications, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(In thousands, except per share data)

                                              For the Three Months Ended
                                            -------------------------------
                                             3/31/04   12/31/03    3/31/03
                                            ---------  ---------  ---------
Net revenues                               $  15,839  $  25,721  $  27,829
Cost of revenues                               8,784     18,301     14,276
                                            ---------  ---------  ---------
Gross profit                                   7,055      7,420     13,553
  Gross profit margin                           44.5%      28.8%      48.7%

Operating expenses:
Research and development                      14,261     12,166     11,585
Sales and marketing                            3,371      3,287      2,789
General and administrative                     2,363      2,416      2,380
Amortization of
  acquisition-related intangibles                 --         --         42
                                            ---------  ---------  ---------
Total operating expenses                      19,995     17,869     16,796
                                            ---------  ---------  ---------
Operating loss                               (12,940)   (10,449)    (3,243)

Interest and other, net                          277        222        324
                                            ---------  ---------  ---------
Loss before taxes                            (12,663)   (10,227)    (2,919)

Provision for income taxes                       (26)       (43)       (41)
                                            ---------  ---------  ---------
Net loss                                   $ (12,689) $ (10,270) $  (2,960)
                                            =========  =========  =========

Basic and diluted loss per share           $   (0.33) $   (0.27) $   (0.08)
                                            =========  =========  =========

Common shares outstanding                     37,891     37,704     35,235
                                            =========  =========  =========
  The three months ended March 31, 2004, December 31, 2003, and March 31, 2003 includes expenses of $150,000, $367,000 and $301,000, respectively, for stock based compensation expense.
  The three months ended March 31, 2003 includes $245,000 for restructuring charges.
  The three months ended December 31, 2003 includes expenses of $3.0 million for net additional inventory reserves.

Centillium Communications, Inc.
Consolidated Summary Financial Data - Unaudited
(In thousands)

                                                            March 31,    December 31,
                                                               2004          2003
                                                           ------------  ------------
Balance Sheet Data:
 Cash, cash equivalents and short-term investments        $     87,014  $     89,626
 Accounts receivable, net                                        5,544        12,476
 Inventories                                                     6,949        11,908
 Other assets                                                   10,716        11,614
                                                           ------------  ------------
 Total assets                                             $    110,223  $    125,624
                                                           ============  ============

 Accounts payable                                         $      6,432  $      7,434
 Accruals and other current liabilities                         19,926        22,010
 Long-term liabilities                                             174           143
                                                           ------------  ------------
 Total liabilities                                              26,532        29,587

 Total stockholders' equity                                     83,691        96,037
                                                           ------------  ------------
 Total liabilities and stockholders' equity               $    110,223  $    125,624
                                                           ============  ============